SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ____)

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                THE MIDDLETON DOLL COMPANY
(Name of Registrant as Specified in its Charter)
_____________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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April 2008

Dear Fellow Shareholder:

On behalf of the Board of Directors and management of The Middleton Doll Company, we cordially invite you to attend our Annual Meeting of Shareholders at 10:00 a.m. on Thursday, June 5, 2008. The meeting will be held at our headquarters in the offices of our License Products subsidiary, which does business as FirsTime Manufactory. FirsTime Manufactory is located at N22 W23977 Ridgeview Parkway, Suite 700, Waukesha, Wisconsin 53188.

The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement discuss the business to be conducted at the meeting. A copy of our Annual Report on Form 10-KSB is also included in this booklet. We encourage you to read the accompanying Notice and Proxy Statement and our Annual Report on Form 10-KSB.

You are invited to attend the meeting in person. Whether or not you plan to attend, please complete, sign and date the enclosed proxy card and return it in the accompanying postage-paid envelope as promptly as possible. This will ensure that your shares are represented at the meeting.

Sincerely,

/s/ Salvatore L. Bando

Salvatore L. Bando
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 5, 2008

TO THE SHAREHOLDERS OF THE MIDDLETON DOLL COMPANY

        Notice is hereby given that the Annual Meeting of Shareholders of The Middleton Doll Company will be held at License Products, Inc., N22 W23977 Ridgeview Parkway, Suite 700, Waukesha, Wisconsin 53188, on Thursday, June 5, 2008 at 10:00 a.m., for the purpose of considering and voting upon the following matters:

    1.       To elect six (6) directors, two (2) of whom will be elected by holders of the Preferred Stock, to hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified.

2. To ratify or reject the selection of Virchow, Krause & Company, LLP as the independent registered public accounting firm to audit the financial statements for the year ending December 31, 2008; and

3. To consider and act upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

        The Board of Directors is not aware of any other business to come before the meeting. Shareholders of record at the close of business on April 22, 2008, are the shareholders entitled to vote at the meeting and any adjournments or postponements thereof.

        We are enclosing a proxy for the annual meeting and a proxy statement. Your vote is important no matter how large or small your holdings may be. To assure your representation at the meeting, please date the enclosed proxy, which is solicited by the Board of Directors, sign exactly as your name appears on the proxy and return the proxy immediately.

        The prompt return of proxies will save us the expense of further requests for proxies to ensure a quorum at the meeting. A self-addressed envelope is enclosed for your convenience. No postage is required if the envelope is mailed within the United States.

By Order of the Board of Directors

/s/ Salvatore L. Bando

Salvatore L. Bando President and Chief Executive Officer

Waukesha, Wisconsin
April 29, 2008

N22 W23977 Ridgeview Parkway, Suite 700
Waukesha, Wisconsin 53188

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 5, 2008

        We are providing this proxy statement to you in connection with the solicitation of proxies on behalf of our Board of Directors. The proxies will be used at the annual meeting of shareholders, which will be held at License Products, Inc., N22 W23977 Ridgeview Parkway, Suite 700, Waukesha, Wisconsin 53188, on Thursday, June 5, 2008 at 10:00 a.m., and all adjournments or postponements thereof, for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.

VOTING RIGHTS AND PROXY INFORMATION

        This proxy statement and the enclosed form of proxy are being mailed to you on or about April 29, 2008. Execution of a proxy given in response to this solicitation will not affect your right to attend the annual meeting and vote in person. Presence at the annual meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. You may revoke your proxy at any time before it is exercised by giving notice to us in writing or in open meeting.

        All shares of Common Stock and Preferred Stock represented at the meeting by properly executed proxies received prior to or at the meeting, and not revoked, will be voted at the meeting in accordance with the instructions thereon. The shares represented by executed but unmarked proxies will be voted FOR the persons nominated for election as directors, FOR the ratification of the selection of Virchow, Krause & Company, LLP as the independent registered public accounting firm (referred to in this proxy statement as the independent auditors) to audit the financial statements for the year ending December 31, 2008, and, on such other business or matters which may properly come before the annual meeting, in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy.

        A majority of the shares of Common Stock, 6-2/3 cents par value, and the Series A Adjustable Rate Cumulative Preferred Stock, $.01 par value, as one class, present in person or represented by proxy and entitled to vote, shall constitute a quorum for purposes of the meeting. Abstentions and broker non-votes will be counted for purposes of determining a quorum but will not affect the vote required for approval of the election of directors or the ratification of the selection of the independent auditors. Other than the election of directors and the ratification of the selection of the independent auditors, management has no knowledge of any matters to be presented for action by the shareholders at the annual meeting.

        Only holders of record of Common Stock and Preferred Stock at the close of business on April 22, 2008, are entitled to vote at the annual meeting and at any adjournments or postponements thereof. Holders of Preferred Stock are entitled to vote, as a separate voting class, for the election of two (2) directors. In addition to a quorum of the shares of Common Stock and Preferred Stock, as one class, a separate quorum representing a majority of the shares of Preferred Stock is necessary in connection with the voting for such directors. In addition, holders of Preferred Stock are entitled to vote with holders of Common Stock, as one voting class, for the election of the remaining four (4) directors, and for the ratification of the selection of the independent auditors.

        On April 22, 2008, we had outstanding and entitled to vote 3,824,811 shares of Common Stock and 375,790 shares of Preferred Stock. Restricted stock awards, whether vested or unvested, are included in shares outstanding. The record holder of each outstanding share of Common Stock and Preferred Stock is entitled to one vote.

        The Board would like to have all shareholders represented at the meeting. Whether or not you plan to attend, please complete, sign and date the enclosed proxy and return it in the accompanying postage paid return envelope as promptly as possible. A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (a) duly executing and delivering to the corporate Secretary a later dated proxy relating to the same shares prior to the exercise of such proxy, (b) filing with the corporate Secretary at or before the meeting a written notice of revocation bearing a later date than the proxy, or (c) attending the meeting and voting in person (although attendance at the meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Craig R. Bald, Secretary, at N22 W23977 Ridgeview Parkway, Suite 700, Waukesha, Wisconsin 53188.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

        At the annual meeting, the holders of Preferred Stock will elect, voting as a separate class, two (2) directors to hold office until the next annual meeting and until their successors are duly elected and qualified. Unless the holders of Preferred Stock otherwise specify, the shares represented by the proxies received for the election of two (2) directors will be voted in favor of the election as directors of Peter A. Fischer and David A. Geraldson. The holders of the Common Stock and the Preferred Stock will elect, voting as one class, four (4) directors to hold office until the next annual meeting and until their successors are duly elected and qualified. Unless the shareholders otherwise specify, the shares represented by the proxies received for the election of four (4) directors will be voted in favor of the election as directors of Salvatore L. Bando, Jeffrey B. Rusinow, Douglas M. Schosser and Kenneth A. Werner, Jr.

        Proxies of holders of Common Stock cannot be voted for more than four (4) persons and proxies of holders of Preferred Stock cannot be voted for more than six (6) persons. The Board has no reason to believe that any of the listed nominees will be unable or unwilling to serve as director if elected. However, in the event that any of the nominees should be unable or for good cause unwilling to serve, the shares represented by proxies received will be voted for substitute nominees selected by the Board. Directors will be elected by a plurality of the votes cast at the annual meeting (assuming a quorum is present). Consequently, any shares not voted at the annual meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of directors. Votes will be tabulated by inspectors of election appointed by the Board.

        The table below sets forth certain information about the Board’s nominees for election as directors. Except as otherwise noted, each nominee has engaged in the principal occupation or employment and held the offices shown for more than the past five years. The table provides information as of March 31, 2008, as to the age, principal occupation, business experience for at least the last five years and period of service as a director for each nominee.

        Mr. Bando is our President and Chief Executive Officer, and Mr. Werner is the President of our subsidiaries, Lee Middleton Original Dolls, Inc. and License Products, Inc. The other executive officer of the company is Mr. Bald, who has been the Vice President of Finance, Chief Financial Officer, Secretary and Treasurer since 2006; Chief Financial Officer of the consumer products segment since 2004; and Controller of License Products, Inc. since 1999.

        All of the directors will hold office until the next annual meeting of shareholders and until their respective successors are duly elected and qualified. We have no arrangements or understandings with any other person pursuant to which any of the directors have been selected for their respective positions.

Name	Length of Service	Age	Principal Occupation; Office; Other Directorships
Salvatore L. Bando	Director:	64	President and Chief Executive Officer since January, 2006,
	Since 1999		and previously a director from 1980 until 1997 and an
			officer from 1980 until 1991. Financial Professional of
	Officer:		AXA Advisors, LLC since December, 2004; formerly Special
	Since 2006		Assistant to the President of the Milwaukee Brewers from
			September, 1999 to November, 2001. Senior Vice President
			of Baseball Operations for the Milwaukee Brewers from 1991
			to 1999. Director of InvestorsBancorp, a bank holding
			company, from 1997 to 1999.
Peter A. Fischer	Since 1983	65	Associate Pastor of Portview Christian Center, Port
			Washington, Wisconsin since 1992; a former Director, and
			from 1981 to 1989, the President and Chief Executive
			Officer of Medalist Industries, Inc. (a manufacturer of
			industrial and consumer products).
David A. Geraldson	Since 1983	77	President since 1993 and prior thereto Secretary and
			Treasurer of Precision Gears, Inc. (a manufacturer of
			gears, splined shafts, speed reducers and worm gear
			winches).
Kenneth A. Werner, Jr.	Director:	61	President of the consumer products segment since June,
	Since 2006		2005; President of License Products, Inc. since 1998.
	Officer:
	Since 2005
Jeffrey B. Rusinow	Since 2007	53	Chairman of startup venture Neurognostics since 2003;
			founded venture capital company Silicon Pastures in 2000;
			former Chairman of Buyseasons, Inc.; former Executive Vice
			President with Kohls Department Stores.
Douglas M. Schosser	Since 2007	38	Chief Financial Officer of Associated Banc-Corp's Line of
			Business Group in 2008; former Chief Financial Officer of
			Keybank's Northeast Region from 2006 to 2008, former Chief
			Financial Officer of McDonald Financial Group from 2003 to
			2006, former Chief Financial Officer of Victory Capital
			Management and Key PrivateBank from 2001 to 2003.

        The Board recommends the foregoing nominees for election as directors and urges the holders of Preferred Stock to vote “FOR” Messrs. Fischer and Geraldson and urges each shareholder to vote “FOR” Messrs. Bando, Rusinow, Schosser and Werner. Shares represented at the annual meeting by executed but unmarked proxies will be voted “FOR” all appropriate nominees.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

        General Board and Committee Matters. The Board has a standing Compensation Committee and Audit Committee, but does not have a nominating committee. The Board has adopted written charters for each committee, which are available on the website at www.themiddletondollcompany.com under the selection “Corporate Governance”. The Board believes that it is appropriate not to have a nominating committee because the Board’s independent directors can adequately serve the function of considering potential director nominees from time to time as needed. The Board has determined that Messrs. Fischer, Geraldson, Rusinow and Schosser are independent under the independence standards of The NASDAQ Stock Market LLC (referred to as NASDAQ).

        The Board held four regular quarterly meetings, three special meetings, four audit committee meetings and one compensation committee meeting during the year ended December 31, 2007. Each director attended at least 75% of the aggregate of (a) the total number of meetings of the Board and (b) the total number of meetings held by all committees of the Board on which he served.

        Compensation Committee. During 2007, the Compensation Committee met once. All of the members of the Compensation Committee were independent (under the independence standards of NASDAQ) in 2007. The Compensation Committee approves all matters relating to the compensation of the directors and officers, including salary rates, participation in any incentive bonus plans, fringe benefits, and other forms of compensation, and administers The Middleton Doll Company 2003 Stock Option Plan (referred to as the 2003 Stock Option Plan) and The Middleton Doll Company 2007 Non-Employee Director Stock Plan (referred to as the 2007 Non-Employee Director Plan). The current members of the Compensation Committee are Messrs. Rusinow (Chair), Schosser and Fischer. The Board has adopted a written charter for the Compensation Committee.

        Audit Committee. The Audit Committee held four meetings during the year ended December 31, 2007. Pursuant to the applicable rules of the Securities and Exchange Commission, all of the members of the Audit Committee were independent (under the independence standards of NASDAQ) and met the independence standards for Audit Committee members in 2007. The current members of the Audit Committee are Messrs. Schosser (Chair), Rusinow and Geraldson. The Board of Directors has determined that Mr. Schosser qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission.

        The Audit Committee’s primary function is to assist the Board in fulfilling its oversight responsibilities with respect to (a) the annual and quarterly financial information to be provided to shareholders and the Securities and Exchange Commission; (b) the system of internal controls that management has established; (c) the internal and external audit process; and (d) the auditing, accounting and financial reporting processes generally. In addition, the Audit Committee provides an avenue for communication between the independent auditors, management and the Board. The Audit Committee has direct responsibility for the appointment, compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The Board has adopted a written charter for the Audit Committee.

        General Nominating Policies, Procedures and Processes. The independent directors of the Board (as determined under the independence standards of NASDAQ) are responsible for identifying, evaluating and recommending nominees for director. The independent directors are currently Messrs. Fischer, Geraldson, Rusinow and Schosser. In identifying and evaluating nominees for director, the independent directors seek to ensure:

        1.     That the Board possesses, in the aggregate, the strategic, managerial and financial skills and experience necessary to fulfill its duties and to achieve its objectives; and

        2.     That the Board is comprised of directors who have broad and diverse backgrounds, possessing knowledge in areas that are of importance to us.

        The independent directors look at each nominee on a case-by-case basis regardless of who recommended the nominee to determine whether the proposed candidate meets the Board’s minimum qualifications for eligibility, director criteria and is otherwise suitable for further consideration. In looking at the qualifications of each candidate to determine if their election would further the goals described above, the independent directors may take into account all factors they considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge.

        At a minimum, each director nominee, whether an independent director-recommended nominee or a shareholder-recommended nominee, must have displayed the highest personal and professional ethics, integrity, values and sound business judgment. Further, each nominee for director should possess the following specific qualities and skills:

        1.     Exhibit high standards of integrity, commitment and independent thought and judgment. Also be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director.

        2.     Have substantial management experience and/or financial expertise or prior Board experience with a public company or other relevant experience with a range of skills that will allow a Board member to provide sound guidance with respect to our operations and interests.

        3.        Have the ability to dedicate sufficient time, energy and attention to ensure the diligent pursuit of his or her duties, including attending Board and committee meetings and reviewing all material in advance.

        4.        Have the ability to discus major issues and come to a reasonable conclusion. The capability to understand, effectively discuss and make appropriate judgments with respect to issues of importance to us. While being collegial, the candidate should have the ability to be direct and not afraid to disagree on important issues.

        5.        Have the ability, when requested by the Board, to represent us and our business effectively to the financial press, investment institutions and other company and shareholder constituencies.

        6.        As applicable or desirable, meet the requirements for independence set forth under the independence standards of NASDAQ for at least a majority of the directors then serving on the Board.

        7.        Either have direct business exposure to our major businesses and the major businesses of our subsidiaries and/or be ready to participate in direct learning experiences about our major businesses and the major businesses of our subsidiaries.

        8.        For Audit Committee members, possess experience in the review of financials of comparable levels of difficulty as our financials and meet the additional independence requirements under Securities and Exchange Commission rules.

        Process for Shareholder Director Nominees. While the independent directors of the Board are solely responsible for identifying and recommending director nominees to the Board, they will consider candidates recommended by the shareholders for election as directors.

        Each shareholder recommendation should include information about the shareholder bringing the nomination. At a minimum, this information should include the number of shares held by such shareholder and the period of time such shares have been held by the shareholder. Each shareholder recommendation should also include information about the nominee. At a minimum, this information should include (a) the name and age of the nominee; (b) the nominee’s business background for at least the past five years; (c) any directorships that the nominee holds in other companies; (d) any relationships of the nominee to us, including share ownership; and (e) a description of all arrangements or understandings between such shareholder and each nominee and any other person pursuant to which the nomination is being made.

        A shareholder recommendation for a director nominee should be delivered to the corporate Secretary at N22 W23977 Ridgeview Parkway, Suite 700, Waukesha, Wisconsin 53188.

        The independent directors of the Board will review whether the proposed candidate meets the Board’s minimum qualifications for eligibility, director criteria and is otherwise suitable for further consideration. The independent directors of the Board will use the same process and standards for reviewing shareholder recommendations for director nominees as they do for other potential director nominees.

        Shareholder Communications with Board of Directors. Shareholders may communicate with the Board (or individual directors serving on the Board) by sending written communications, addressed to any director or to the Board of Directors as a group, to the corporate Secretary at N22 W23977 Ridgeview Parkway, Suite 700, Waukesha, Wisconsin 53188, who will ensure that this communication (assuming it is properly marked care of the Board of Directors or care of a specific director) is delivered to the Board or the specified director, as the case may be.

        Attendance of Directors at Annual Meetings. All members of the Board are expected to attend the annual meeting of shareholders barring other significant commitments or special circumstances. All six of the directors attended last year’s annual meeting of shareholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Ownership by Directors, Nominees and Executive Officers

        The following table sets forth information regarding the beneficial ownership of the Common Stock and Preferred Stock as of March 31, 2008 by: (a) each director and nominee; (b) each of the executive officers named in the Summary Compensation Table under “Executive Compensation – Summary Compensation Table”; and (c) by all of the directors, nominees and executive officers (including the executive offers named in the Summary Compensation Table) as a group. Except as otherwise indicated, the named individuals have sole power to vote and dispose of such shares. Except as otherwise indicated, the named individuals have not pledged any of their shares as security.

Directors, Nominees and Executive Officers	Amount Beneficially Owned	Percentage of Outstanding Stock of Respective Class	Percentage of Aggregate Voting Power of Common Stock and Preferred Stock
Salvatore L. Bando
Common Stock (1)	147,529	3.9%	3.5%
Preferred Stock	0	0

Peter A. Fisher
Common Stock (2)	33,033	0.9%	0.8%
Preferred Stock	0	0

David A. Geraldson (3)
Common Stock	51,657	1.4%	1.2%
Preferred Stock	0	0

Jeffrey B. Rusinow
Common Stock	64,322	1.7%	1.5%
Preferred Stock	0	0

Douglas M. Schosser
Common Stock	0	0	0.0%
Preferred Stock	0	0

Kenneth A. Werner, Jr. (4)
Common Stock	115,900	3.0%	2.7%
Preferred Stock	0	0

Craig R. Bald (5)
Common Stock	37,500	1.0%	0.9%
Preferred Stock	0	0

All Directors, Nominees and
Executive Officers as a
Group (7 Persons)
Common Stock	449,941	11.5%	10.5%
Preferred Stock	0	0

(1)	Includes (a) 56,546 shares held jointly with or by spouse (shared voting and dispositive power) and (b) 11,030 shares held by InvestorsBank’s 401(k) profit sharing plan on behalf of this individual.
(2)	Includes (a) 11,324 shares held jointly with or by spouse (shared voting and dispositive power) and (b) 12,257 shares held by a Keogh plan on behalf of this individual.
(3)	Includes 10,747 shares held jointly with or by spouse (shared voting and dispositive power).
(4)	Includes 65,900 shares subject to stock options which were exercisable as of or within sixty (60) days of March 31, 2008.
(5)	Includes 12,500 shares subject to stock options which were exercisable as of or within sixty (60) days of March 31, 2008.

Shareholders Owning More Than Five Percent

        The following table provides information concerning persons known by us to beneficially own more than five percent of any class of our voting securities as of March 31, 2008.

Name and Address	Amount Beneficially Owned	Percentage of Outstanding Stock of Respective Class	Percentage of Aggregate Voting Power of Common Stock and Preferred Stock
Thomas G. Berlin (1)
Berlin Financial, Ltd.
1325 Carnegie Avenue
Cleveland, OH 44115
Common Stock	569,900	14.9%	14.1%
Preferred Stock	21,397	5.7%

Paul C. Drueke (2)
NorDruk Investment Company
Limited Partnership
8851 River Ridge
Middleville, MI 49333
Common Stock	426,065	11.1%	10.6%
Preferred Stock	18,800	5.0%

Richard Margolin (3)
488 Berkeley Avenue
South Orange, NJ 07079
Common Stock	256,323	6.7%	6.9%
Preferred Stock	31,748	8.4%

(1)	Information shown is based on a Schedule 13G and a Schedule 13D, as amended, filed with the Securities and Exchange Commission. The Schedule 13G indicates that Berlin Financial, Ltd. has shared voting power and investment power over 466,900 shares of Common Stock, and sole voting power and investment power over 103,000 shares of Common Stock. The Schedule 13D indicates that Mr. Berlin has shared voting power and investment power over all of the shares of Preferred Stock identified above.
(2)	Information shown is based on Schedules 13D, as amended, filed with the Securities and Exchange Commission. The Schedules 13D indicate that Mr. Drueke has shared voting power and investment power over 337,965 shares of Common Stock and 11,800 shares of Preferred Stock, and sole voting power and investment power over 88,100 shares of Common Stock and 7,000 shares of Preferred Stock. The Schedules 13D indicate that NorDruk Investment Company Limited Partnership has sole voting power and investment power over 286,000 shares of the shares of Common Stock referenced above and 11,000 of the shares of Preferred Stock referenced above.

(3)	Information shown is based on Schedules 13D, as amended, filed with the Securities and Exchange Commission. The Schedules 13D indicate that such party has sole voting power and investment power over all of the shares identified above.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than 10% of the Common Stock to file reports of ownership and changes in ownership, with the Securities and Exchange Commission. Such persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to us, or written representations that no Form 5 was required to be filed, we believe that during the year ended December 31, 2007, all reports required by Section 16(a) to be filed by the officers, directors and more than 10% shareholders were filed on a timely basis other than one Form 4 related to one transaction for each of Messrs. Bando and Geraldson.

EXECUTIVE COMPENSATION

        The Compensation Committee of the Board is responsible for all aspects of the compensation package offered to the executive officers and directors. The Compensation Committee determines the compensation package (including the grant of stock options pursuant to the 2003 Stock Option Plan, if any) to be paid to each executive officer and director. The Compensation Committee does not delegate its authority, and generally does not engage an outside national professional consulting firm to assist in determining or recommending the amount or form of executive and director compensation. In the case of executive officers other than the Chief Executive Officer, the Compensation Committee also considers the job performance evaluation and recommendation of the Chief Executive Officer before determining or recommending the compensation for such executive officer.

Summary Compensation Table

        The following table sets forth certain information concerning the compensation earned during 2007 and 2006 by the principal executive officer and the two other most highly compensated executive officers as of December 31, 2007 (each of whose total compensation exceeded $100,000 for fiscal 2007). The persons named in the table are sometimes referred to herein as the “named executive officers”. Messrs. Bald and Werner are employed pursuant to employment agreements approved by the Compensation Committee.

2007 Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compen- sation	Non- Qualified Deferred Compen- sation	All Other Compen- sation	Total
Salvatore L. Bando, Chief	2007	$84,000	$0	$0	$0	$0	$0	$0	$84,000
Executive Officer and Director	2006	$84,000	$0	$0	$0	$0	$0	$0	$84,000

Kenneth A. Werner, Jr.	2007	$278,388	$0	$4,125 (1)	$6,845 (1)	$0	$0	$0	$289,358
President of Consumer	2006	$285,500	$0	$0	$2,944 (1)	$0	$0	$0	$288,444
Products segment and Director

Craig R. Bald, Chief	2007	$136,000	$0	$2,063 (1)	$1,950 (1)	$0	$0	$3,400 (2)	$143,413
Financial Officer	2006	$120,000	$0	$0	$0	$0	$0	$3,000 (2)	$123,000

(1) These amounts reflect the dollar value of the compensation cost of all outstanding stock awards and option awards recognized over the requisite service period, computed in accordance with Statement of Financial Accounting Standards No. 123R. The assumptions made in valuing the stock awards and the option awards are included under the caption “Stockholders’ Equity” in Note 17 of Notes to Consolidated Financial Statements in the 2007 Annual Report on Form 10-KSB and such information is incorporated herein by reference.

(2) These amounts reflect the value of the contribution made to the 401(k) plan.

        Executive Compensation Program in General. The executive compensation program is intended to establish a relationship between compensation and our business strategies as well as the goal of maintaining and improving profitability and maximizing long-term shareholder value. The focus of compensation decisions is on the achievement of long-term performance objectives as opposed to the attainment of short-term, narrowly defined goals. The focus on long-term performance objectives is intended to avoid unwarranted adjustments in executive compensation based solely on short-term swings (either up or down) in the markets.

        In recommending and establishing levels of executive compensation, it is the policy of the Compensation Committee to (a) offer competitive compensation packages in order to attract and retain key executive officers crucial to our long-term success; (b) provide, on a limited basis, performance-based compensation opportunities (including equity-based awards) which allow executive officers to earn rewards for long-term strategic management and the enhancement of shareholder value; (c) establish a relationship between executive compensation and the annual and long-term strategic goals; and (d) provide compensation programs which recognize and reward individual initiative and achievement.

        Section 162(m) of the Internal Revenue Code of 1986, as amended, limits deductibility for federal income tax purposes of compensation in excess of $1 million paid to the Chief Executive Officer and certain executive officers unless certain requirements are met. The Compensation Committee does not believe that in the foreseeable future the annual compensation of any executive officer will be subject to the limit.

        Employment Agreement with Mr. Werner. We are a party to an employment agreement with Mr. Werner, dated and effective as of June 20, 2005. Pursuant to the employment agreement, each of the subsidiaries employs Mr. Werner as its President. For his services as President of the subsidiaries, Mr. Werner currently receives a base salary of $278,388 per year. The base salary is adjusted in July of each year in proportion to the change in the consumer price index over the prior one year period. The Board determines how Mr. Werner’s base salary is divided between the subsidiaries. Also, the Board may increase Mr. Werner’s base salary in its sole discretion.

        In addition to Mr. Werner’s base salary, Mr. Werner: (a) is eligible to participate in any medical, health, dental, disability or any other employee benefit plans that the subsidiaries generally make available to their employees, subject to Mr. Werner otherwise meeting the eligibility requirements of the plans; (b) receives the fringe benefits that the subsidiaries make available to their employees generally, including participation in their 401(k) or other profit sharing plans; and (c) may receive cash bonuses based upon the performance of the subsidiaries. If the subsidiaries achieve $1,000,000 of consolidated EBITDA (as defined below) in any fiscal year and Mr. Werner remains an employee at the end of the year, Mr. Werner will receive a cash bonus equal to 2.5% of his base salary. If the subsidiaries achieve $5,000,000 consolidated EBITDA in any fiscal year and Mr. Werner remains an employee at the end of that year, Mr. Werner will receive a cash bonus of $50,000. For purposes of bonus calculations, “EBITDA” means the consolidated sum of the following items for the subsidiaries: (a) net income from continuing operations during the applicable fiscal year, excluding extraordinary gains and income items; (b) interest expense during the applicable fiscal year, net of interest income accrued during that year; (c) federal and state income taxes paid and accrued during the applicable fiscal year; and (d) depreciation and amortization.

        Under the employment agreement, each of the subsidiaries has the right to terminate Mr. Werner’s employment at any time. If one of the subsidiaries terminates Mr. Werner’s employment prior to the expiration of the employment term other than for cause, which includes death and disability, Mr. Werner continues to receive his base salary for a period equal to the remaining term of employment. Mr. Werner may terminate the employment agreement upon ninety days prior written notice.

        The initial term of the employment agreement terminated on June 20, 2006. However, beginning on June 20, 2006 and on each day after June 20, 2006, the term of the employment agreement automatically renews for one additional day, such that since June 20, 2007 the term remains evergreen for a one year period unless either party gives written notice to the other to cease such renewals, in which case Mr. Werner’s employment will cease as of the end of the then current term of employment.

        The employment agreement provides that during the term of the employment agreement and for eighteen months thereafter, Mr. Werner will not engage in certain activities that are competitive with our subsidiaries and that Mr. Werner is subject to certain confidentiality provisions.

        Employment Agreement with Mr. Bald. We are a party to a restated employment agreement with Mr. Bald, dated and effective as of December 1, 2006. Pursuant to the restated employment agreement, each of the subsidiaries employs Mr. Bald as its Chief Financial Officer. For his services as Chief Financial Officer, Mr. Bald currently receives a base salary of $136,000 per year. The Board determines how Mr. Bald’s base salary is divided between the subsidiaries. Also, the Board may increase Mr. Bald’s base salary in its sole discretion, provided that Mr. Bald’s base salary will be adjusted each January 1 in proportion to the change in the consumer price index over the prior one year period.

        In addition to Mr. Bald’s base salary, Mr. Bald (a) is eligible to participate in any medical, health, dental, disability or other employee benefit plans the subsidiaries generally make available to their employees, subject to Mr. Bald otherwise meeting the eligibility requirements of the plans; (b) receives the fringe benefits that the subsidiaries make available to their employees generally, including participation in their 401(k) or other profit sharing plans; and (c) may receive cash bonuses based upon the performance of the subsidiaries. If the subsidiaries achieve $1,000,000 of consolidated EBITDA in any fiscal year and Mr. Bald remains an employee at the end of that year, Mr. Bald will receive a cash bonus equal to 2.5% of his base salary. If the subsidiaries achieve $5,000,000 consolidated EBITDA in any fiscal year and Mr. Bald remains an employee at the end of that year, Mr. Bald will receive a cash bonus of $25,000.

        Under the restated employment agreement, each of the subsidiaries has the right to terminate Mr. Bald’s employment at any time by giving written notice to Mr. Bald for cause. If one of the subsidiaries terminates Mr. Bald’s employment prior to the expiration of the employment term other than for cause, which includes death and disability, Mr. Bald continues to receive his base salary for a period equal to the remaining term of employment. Mr. Bald may terminate the restated employment agreement upon forty-five days prior written notice.

        The initial term of the restated employment agreement terminated on November 30, 2006. However, beginning on December 1, 2006 and on each day after December 1, 2006, the term of the restated employment agreement automatically renews for one additional day, such that after November 30, 2007 the term remains evergreen for a one year period unless either party gives written notice to the other to cease such renewals, in which case Mr. Bald’s employment will cease as of the end of the then current term of employment.

        The restated employment agreement provides that during the term of the restated employment agreement and for eighteen months thereafter, Mr. Bald will not engage in certain activities that are competitive with our subsidiaries and that Mr. Bald is subject to certain confidentiality provisions.

        Equity Arrangements. At December 31, 2007, there were outstanding options to purchase an aggregate of 40,900 shares at an exercise price of $4.72 per share and 150,000 shares at an exercise price of $0.33 per share under the 2003 Stock Option Plan. As of December 31, 2007, there were 59,100 options available for issuance under the 2003 Stock Option Plan.

        On April 5, 2007, the Compensation Committee awarded Messrs. Werner and Bald restricted shares of Common Stock and nonqualified stock options. The nonqualified stock options were granted under the 2003 Stock Option Plan. Mr. Werner was granted 50,000 restricted shares of Common Stock, and Mr. Bald was granted 25,000 restricted shares of Common Stock. Mr. Werner was granted an option to purchase 100,000 shares of Common Stock, and Mr. Bald was granted an option to purchase 50,000 shares of Common Stock. The option price was $0.33 per share, being the fair market value (namely, the closing sale price of the Common Stock) of a share of Common Stock on April 5, 2007, the grant date.

        The shares of restricted stock vest ratably over a three year period from the date of grant, based upon continued service as an employee, or earlier in the event of death or disability or change of control. Prior to vesting, Messrs. Werner and Bald are entitled to receive dividends on the shares of restricted stock (dividends paid in shares of Common Stock are subject to the same risk of forfeiture and restrictions on transferability as the restricted shares) and to exercise voting rights. All of the options vest ratably over a four year period from the date of grant, and expire ten years from the date of grant.

        In connection with granting the options, the Compensation Committee amended the 2003 Plan to (a) provide that the exercise price of stock option grants under the 2003 Plan is the fair market value (namely, the closing sale price of the Common Stock) of the Common Stock on the date of the grant, not on the business day immediately prior to the date of grant; and (b) increase the number of shares of Common Stock that may be granted to a participant in any single year from 85,000 to 100,000.

Outstanding Equity Awards at Fiscal Year End

        The following table sets forth information on outstanding option and stock awards held by the named executive officers at December 31, 2007, including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and expiration date of each outstanding option.

Outstanding Equity Awards As Of December 31, 2007
Option Awards (1) (2)

	Option Awards				Stock Awards (1) (3)
Name	No. of Securities Underlying Unexercised Options (# Exercisable)	No. of Securities Underlying Unexercised Options (# Unexercisable)	Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)
Salvatore L. Bando	0	0	N/A	N/A	0	N/A

Kenneth A.	32,720	8,180	$4.72	02/18/2013
Werner, Jr.	0	100,000	$0.33	04/05/2017	50,000	$25,000

Craig R. Bald	0	50,000	$0.33	04/05/2017	25,000	$12,500

(1) There were no stock or option awards outstanding for any of the named executive officers as of December 31, 2007 that were related to equity incentive programs, the realization of which would depend on specific financial or performance outcomes.

(2) All of the stock option awards granted in 2003 vest in 20% increments on January 1, 2004, 2005, 2006, 2007 and 2008. 2007 represented the fourth vesting period of these awards. All of the options granted on April 5, 2007, vest ratably over a four year period on April 5, 2008, 2009, 2010 and 2011. 2008 represented the first vesting period of these awards.

(3) All of the shares of restricted stock vest ratably over a three year period on April 5, 2008, 2009 and 2010. 2008 represented the first vesting period of these awards.

Director Compensation

        The following table summarizes the director compensation for 2007 for all of the non-employee directors. Messrs. Bando and Werner do not receive any additional compensation for their services as directors beyond the amounts previously disclosed in the Summary Compensation Table.

Name	Fees Earned or Paid in Cash	Total
Peter A. Fischer	$12,000	$12,000
David A. Geraldson	$12,000	$12,000
Jeffrey B. Rusinow	$12,000	$12,000
Douglas M. Schosser	$14,000	$14,000

        During 2007, the independent directors were paid an annual retainer fee of $10,000 and Mr. Schosser, as head of the audit committee, received an additional $2,500. The independent directors were also paid $500 for each of the four regular quarterly Board meetings that they attended in 2007, but did not receive any additional compensation in 2007 for committee meetings or special meetings of the Board or committees that they attended. In 2008, each non-employee director will receive an annual retainer fee of $10,000 and $500 for each regular quarterly Board meeting that they attend.

Equity Compensation Plan Information

        The following table sets forth information regarding our equity compensation plans as of December 31, 2007.

EQUITY COMPENSATION PLAN INFORMATION AS OF 12/31/2007
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issues under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation
plans approved by
security holders	190,900	$1.27	259,100
Equity compensation
plans not approved
by security holders	0	$0.00	0
Total	190,900	$1.27	259,100 (1)

(1) As of December 31, 2007, there were 59,100 options available for issuance under the 2003 Stock Option Plan and 200,000 shares of Common Stock available for issuance under the 2007 Non-Employee Director Plan. Shares issuable under the 2007 Non-Employee Director Plan are solely for the payment of directors’ fees. The 2007 Non-Employee Director Plan is not a bonus plan, nor does it provide for the grant of any incentive stock-based awards.

RELATED PERSON TRANSACTIONS

        There were no transactions during 2007, and none are currently proposed, in which we are a participant and in which any related person had a direct or indirect material interest. See the information under the heading “Executive Compensation” for a discussion of our compensation arrangements with our named executive officers and directors.

PROPOSAL NO. 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Audit Committee has selected the firm of Virchow, Krause & Company, LLP as the independent registered public accounting firm to audit the books, records, and accounts and the books, records, and accounts of the subsidiaries for the year ending December 31, 2008, and proposes that the shareholders ratify such selection. Virchow, Krause & Company, LLP acted as the independent auditors for the past seven fiscal years. A representative of Virchow, Krause & Company, LLP is expected to attend the annual meeting, and will have the opportunity to make a statement and will be available to respond to appropriate questions. If the shareholders should not ratify the selection of Virchow, Krause & Company, LLP as the independent auditors for the year ending December 31, 2008, the Audit Committee will reconsider the selection. Even if the selection is ratified, the Audit Committee, in its discretion, may select a new independent auditing firm at any time during the year if it feels that such a change would be in the best interests of us and our shareholders.

        The vote necessary to ratify the selection of independent auditors is governed by Section 180.0725(3) of the Wisconsin Business Corporation Law, which provides that a matter will be approved if a quorum is present and the number of votes cast in favor of the matter exceed the number of votes cast in opposition thereto. Accordingly, a shareholder will be deemed “present” at the annual meeting by proxy because the shareholder has returned a proxy (even if the proxy card contains no instructions as to voting with respect to the ratification of the selection of independent auditors, abstains from voting thereon, or constitutes a broker non-vote with respect thereto). Assuming a quorum is present, abstentions and broker non-votes will not affect the vote required to ratify the selection of Virchow, Krause & Company, LLP as independent auditors.

Audit Fees

        The aggregate fees billed by Virchow, Krause & Company, LLP for professional services rendered for the audit of the annual financial statements, the review of the financial statements included in the Form 10-QSB and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for the fiscal years ended December 31, 2007 and 2006 were $116,474 and $123,433, respectively.

Audit-Related Fees

        Audit related fees of $4,000 were billed by Virchow, Krause & Company, LLP for the fiscal year ended December 31, 2007. No audit related fees were billed by Virchow, Krause & Company, LLP in 2006.

Tax Fees

        The aggregate fees billed by Virchow, Krause & Company, LLP for professional services rendered for tax compliance, tax advice and tax planning during the fiscal years ended December 31, 2007 and 2006 were $27,769 and $11,800, respectively.

All Other Fees

        No other fees were billed by Virchow, Krause & Company, LLP in 2007 or 2006.

Audit Committee Pre-approval Policies and Procedures

        The policy of the Audit Committee requires pre-approval of all audit, audit-related, tax and other services to be provided by Virchow, Krause & Company, LLP, subject to de minimis exceptions for the providing of non-audit services, which services must be approved by the Audit Committee prior to completion of the audit and must otherwise comply with Section 10A(i)(1)(B) of the Securities Exchange Act of 1934.

        All of the audit, audit-related, tax services and other fees described above were pre-approved by the Audit Committee to the extent required by applicable law.

        The Board recommends that shareholders vote “FOR” the ratification of the selection of Virchow, Krause & Company, LLP as the independent auditors for the year ending December 31, 2008. Shares represented at the annual meeting by executed but unmarked proxies will be voted “FOR” the selection of Virchow, Krause & Company, LLP as the independent auditors.

OTHER MATTERS

        The matters in the foregoing Notice of Meeting and Proxy Statement are, as far as the Board knows, the only matters which will be presented for consideration at the annual meeting. If any other matters properly come before the annual meeting, the individuals named in the accompanying proxies will vote on them, in accordance with their best judgment exercising the authority conferred thereby.

AUDIT COMMITTEE REPORT

        Pursuant to its written charter, the Audit Committee oversees the financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2007 with management and the independent auditors, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Audit Committee reviewed with the independent auditors, which is responsible for expressing an opinion on the conformity of the audited consolidated financial statements with generally accepted accounting principles and the overall quality of the financial reporting; (a) its judgments as to the quality, not just the acceptability, of the accounting principles; (b) all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61 (Codification of Statement on Auditing Standards, AU §380); (c) its evaluation of the internal controls; and (d) with and without management present, the results of the independent auditor’s examination of the consolidated financial statements. The independent auditors provided the Audit Committee with written disclosure respecting their independence and the letter required by Independence Standards Board No. 1 (“Independence Discussions with Audit Committees”). The Audit Committee discussed with the independent auditors the firm’s independence from management and us and considered the compatibility of non-audit services provided by the firm to us with its independence.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has accepted that recommendation) that the audited consolidated financial statements be included in the annual report on Form 10-KSB for the fiscal year ended December 31, 2007, for filing with the Securities and Exchange Commission.

        This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

The Middleton Doll Company
Audit Committee
Douglas M. Schosser (Chairman)
Jeffrey B. Rusinow
David A. Geraldson

MISCELLANEOUS

Shareholder Proposals

        Any proposals of shareholders intended to be presented at the 2009 annual meeting of shareholders must be received by the corporate Secretary at the principal executive offices at N22 W23977 Ridgeview Parkway, Suite 700, Waukesha,. Wisconsin 53188, on or before December 30, 2008, to be considered for inclusion in the proxy statement and proxy relating to such meeting. Additionally, if we receive notice of a shareholder proposal after March 15, 2009, the persons named in the proxies solicited by the Board for the 2008 annual meeting may exercise discretionary voting power with respect to such proposal.

Solicitation Expenses

        We will bear the cost of solicitation of proxies. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock and Preferred Stock. In addition to solicitation by mail, the directors, officers and regular employees may solicit proxies personally or by telegraph or telephone without additional compensation.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Salvatore L. Bando

Salvatore L. Bando President and Chief Executive Officer

Waukesha, Wisconsin
April 29, 2008

THE MIDDLETON DOLL COMPANY 2008 ANNUAL MEETING	Mark Here
for Address
Change or
Comments
PLEASE SEE REVERSE SIDE
Please mark your
votes like this in
blue or black ink. |X|

The Board of Directors recommends a vote FOR the following proposals:

1.	ELECTION OF DIRECTORS:	For All	Withhold All	For all Except as indicated below	2.	To ratify the selection of Virchow, Krause & Company, LLP as independent auditors to audit the	FOR	AGAINST	ABSTAIN
		|_|	|_|	|_|		financial statements of the Company for the year ending December 31, 2008.	|_|	|_|	|_|

	Nominees: 01 Salvatore L. Bando 02 Kenneth A. Werner, Jr. 03 Jeffrey B. Rusinow 04 Douglas M. Schosser				3.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

________________________________________________
(Instructions: To withhold authority to vote for any indicated nominee, write the nominee(s) name above.)

Signature____________________________________________________Signature____________________________________________________Date_____________________
Please sign exactly as your name appears, at left. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or in a similar capacity, give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

...

FOLD AND DETACH HERE

YOUR VOTE IS IMPORTANT!

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
IN THE ENVELOPE PROVIDED.

COMMON		COMMON
STOCK	THE MIDDLETON DOLL COMPANY	STOCK
N22 W23977 Ridgeview Parkway, Suite 700
Waukesha, WI 53188

This Proxy is Solicited On Behalf of The Board of Directors

        The undersigned hereby appoints Salvatore L. Bando and Craig R. Bald, and each of them, as Proxies with the power of substitution (to act jointly or if only one acts then by that one) and hereby authorizes them to represent and to vote as designated below all of the shares of Common Stock of The Middleton Doll Company held of record by the undersigned on April 22, 2008, at the annual meeting of shareholders to be held on June 5, 2008, or at any adjournment or postponement thereof.

        The Board of Directors recommends a vote FOR the Board nominees identified in Item 1 and a vote FOR Item 2.

        This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” the election of the Board’s nominees in Item 1, “FOR” Item 2, and in the discretion of the proxyholders in connection with Item 3.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD
PROMPTLY IN THE ENCLOSED ENVELOPE PROVIDED.
(Continued and to be signed on reverse side.)

Address Change/Comments (Mark the corresponding box on the reverse side)

...

FOLD AND DETACH HERE

You can now access your The Middleton Doll Company account online.

Access your The Middleton Doll Company shareholder account online via Investor ServiceDirect® (ISD).

LaSalle Bank, N.A., Transfer Agent for The Middleton Doll Company, now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form
		•	Establish/change your PIN

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THE MIDDLETON DOLL COMPANY 2008 ANNUAL MEETING	Mark Here
for Address
Change or
Comments
PLEASE SEE REVERSE SIDE
Please mark your
votes like this in
blue or black ink. |X|

The Board of Directors recommends a vote FOR the following proposals:

1.	ELECTION OF DIRECTORS:	For All	Withhold All	For all Except as indicated below	2.	To ratify the selection of Virchow, Krause & Company, LLP as independent auditors to audit the	FOR	AGAINST	ABSTAIN
		|_|	|_|	|_|		financial statements of the Company for the year ending December 31, 2008.	|_|	|_|	|_|

	(a) Directors elected by holders of Preferred Stock and Common Stock Voting together
	Nominees: 01 Salvatore L. Bando 02 Kenneth A. Werner, Jr. 03 Jeffrey B. Rusinow 04 Douglas M. Schosser				3.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

	(b) Directors elected by holders of Preferred Stock Voting as a separate class Nominees: 05 Peter A. Fischer 06 David Geraldson

________________________________________________
(Instructions: To withhold authority to vote for any indicated nominee, write the nominee(s) name above.)

Signature____________________________________________________Signature____________________________________________________Date_____________________
Please sign exactly as your name appears, at left. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or in a similar capacity, give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

...

FOLD AND DETACH HERE

YOUR VOTE IS IMPORTANT!

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
IN THE ENVELOPE PROVIDED.

PREFERRED		PREFERRED
STOCK	THE MIDDLETON DOLL COMPANY	STOCK
N22 W23977 Ridgeview Parkway, Suite 700
Waukesha, WI 53188

This Proxy is Solicited On Behalf of The Board of Directors

        The undersigned hereby appoints Salvatore L. Bando and Craig R. Bald, and each of them, as Proxies with the power of substitution (to act jointly or if only one acts then by that one) and hereby authorizes them to represent and to vote as designated below all of the shares of Series A Adjustable Rate Cumulative Preferred Stock of The Middleton Doll Company held of record by the undersigned on April 22, 2008, at the annual meeting of shareholders to be held on June 5, 2008, or at any adjournment or postponement thereof.

        The Board of Directors recommends a vote FOR the Board nominees identified in Item 1 and a vote FOR Item 2.

        This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” the election of the Board’s nominees in Item 1, “FOR” Item 2, and in the discretion of the proxyholders in connection with Item 3.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD
PROMPTLY IN THE ENCLOSED ENVELOPE PROVIDED.

Address Change/Comments (Mark the corresponding box on the reverse side)

...

FOLD AND DETACH HERE

You can now access your The Middleton Doll Company account online.

Access your The Middleton Doll Company shareholder account online via Investor ServiceDirect® (ISD).

LaSalle Bank, N.A., Transfer Agent for The Middleton Doll Company, now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form
		•	Establish/change your PIN

Visit us on the web at http://www.lasalleshareholderservices.com

***TRY IT OUT***

www.lasalleshareholderservices.com/isd/

Investor ServiceDirect®

Available 24 hours per day, 7 days per week